Exhibit (c)(7)

Exhibit C(7)

Project Star Wars

Discussion Materials

September 2004

Overview of Dividend Recap Alternatives

Were a Luke Skywalker / Han Solo transaction not to occur, Han Solo could elect to pursue a dividend recapitalization alternative as part of a standalone strategy

UBS has analyzed two representative dividend recap transactions

Alternative 1 represents a transaction resulting in a pro forma capital structure to BBI

Alternative 2 represents incremental leverage of $125 million, or approximately 0.5x LTM EBITDA

(US$mm) Blockbuster Alternative 1 Alternative 2

Bank (amt/rate) $1,108.8 / L + 200 $200 / L + 350 $200 / L + 350

Bond (amt/rate) — / — $225 / 9.625% $350 / 10.000%

Total Debt $1,108.8 $425.0 $550.0

LTM EBITDA $661.6 $241.5 $241.5

Senior Leverage 1.68x 0.83x 0.83x

Total Leverage 1.68x 1.76x 2.28x

Adjusted Leverage 4.7x 5.2x 5.4x

Senior Rating Ba2 / BB NA NA

Note:

1 Prior to Blockbuster’s recent dividend transaction, Blockbuster was leveraged at 0.25x

Sources and Uses

Sources Alt. 1 Alt. 2

Excess Cash $100.0 $100.0

New Bank Financings 200.0 200.0

New Bond Financings — 350.0

Total Sources $300.0 $650.0

Uses

Shareholder Dividend $149.5 $239.7

Repayment of Current Bank Debt 125.0 125.0

Tender for Bonds — 225.0

Transaction Fees 25.5 60.3

Total Uses $300.0 $650.0

Dividend per Share $2.33 $3.74

Pro Forma Financial Impact

Alternative 1

Pro Forma

Current 6/30/04

PF 6/30/04 2004E 2005E 2006E 2007E 2008E

Cash 117.2 17.2 20.0 20.0 33.6 188.6 350.2

Bank Debt 125.0 200.0 159.9 93.4 6.5 — —

Total Debt 350.0 425.0 384.9 318.4 231.5 225.0 225.0

LTM EBITDA 1 241.5 241.5 250.0 228.5 231.6 245.8 256.4

Senior Leverage 0.5x 0.8x 0.6x 0.4x 0.0x — —

Total Leverage 1.4x 1.8x 1.5x 1.4x 1.0x 0.9x 0.9x

Alternative 2

Pro Forma

Current 6/30/04 PF 6/30/04 2004E 2005E 2006E 2007E 2008E

Cash 117.2 17.2 20.0 20.0 20.0 165.5 320.4

Bank Debt 125.0 200.0 162.7 102.9 22.8 — —

Total Debt 350.0 550.0 512.7 452.9 372.8 350.0 350.0

LTM EBITDA 1 241.5 241.5 250.0 228.5 231.6 245.8 256.4

Senior Leverage 0.5x 0.8x 0.7x 0.5x 0.1x — —

Total Leverage 1.4x 2.3x 2.1x 2.0x 1.6x 1.4x 1.4x

Note:

1 Based on management projections

3